Exhibit 11
                    Computation of Earnings Per Common Share

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Exhibit 11 - Computation of Earnings Per Common Share

                               HMN Financial, Inc.
                    Computation of Earnings Per Common Share
                                   (Unaudited)

Computation of Earnings Per
Common Share for Statements
of Operations:                               Three Months Ended
                                                   June 30,
                                             1996            1995
- ----------------------------------------  ----------      ----------
 Net income                              $ 1,533,084       1,405,472
                                          ----------      ----------
 Weighted average number of common
   share and common share equivalents:
      Weighted average common shares
         outstanding                       4,524,242       5,234,242
      Dilutive effect of stock option
         plans after application of
         treasury stock method                56,550
                                           ---------      ----------
                                           4,580,792       5,234,242
                                           ---------      ----------
  Earnings per common share and
     common share equivalents            $      0.34            0.27
                                           =========      ==========
Computation of Fully Diluted Earnings Per
Common Share and Common Share Equivalent<F1>
- -----------------------------------------
 Net income                              $ 1,533,084       1,405,472
                                           ---------      ----------
 Weighted average number of common share
    and common share equivalents:
    Weighted average common shares
        outstanding                        4,524,242       5,234,242
    Dilutive effect of stock option plans
        after application of treasury
        stock method                          76,734
                                           ---------       ---------
                                           4,600,976       5,234,242
                                           ---------       ---------
  Earnings per common share and
     common share equivalents             $     0.33            0.27
                                           =========       =========


Computation of Earnings Per                   Six Months Ended
Common Share for Statements                        June 30,
of Operations:                               1996            1995
- ---------------------------------------   ----------       ---------
 Net income                                3,119,775       2,768,897
                                          ----------      ----------
 Weighted average number of common
   share and common share equivalents:
      Weighted average common shares
         outstanding                       4,621,008       5,348,554
      Dilutive effect of stock option plans
         after application of treasury
         stock method                         52,498
                                          ----------      ----------
                                           4,673,506       5,348,554
                                          ----------      ----------
  Earnings per common share and
     common share equivalents                   0.67            0.52
                                          ==========      ==========
Computation of Fully Diluted Earnings Per
Common Share and Common Share Equivalent<F1>
- ----------------------------------------
 Net income                                3,119,775       2,768,897
                                           ---------       ---------
 Weighted average number of common share
    and common share equivalents:
    Weighted average common shares
        outstanding                        4,621,008       5,348,554
    Dilutive effect of stock option plans
        after application of treasury
        stock method                          76,734
                                           ---------       ---------
                                           4,697,742       5,348,554
                                           ---------       ---------
  Earnings per common share and
     common share equivalents                   0.66            0.52
                                           =========       =========

<F1> This calculation is submitted in accordance with Regulation S-K Item
     601(b)(11) although not required by footnote 2 of paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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